EXHIBIT 24

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

                               POWER OF ATTORNEY

     Whereas, the Board of Directors of Southeastern Michigan Gas Enterprises, Inc., a Michigan corporation, at a meeting held on March 1, 1995, authorized and approved the execution of Form 10-K Annual Report for 1994 pursuant to
Section 13 of the Securities Exchange Act of 1934 and the filing of said Form 10-K with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer, or both, as the case may be, of said Corporation, does hereby appoint Ward N. Kirby and Robert F. Caldwell, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as a Director or officer or both, as the case may be, of said Corporation, the Form 10-K for the year ended December 31, 1994 and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, each act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, we have hereunto set our hands as of the 1st day of March, 1995.

Frank G. Andreoni                         Ward N. Kirby
Director                                  President, Chief Executive Officer,
                                          Director

Daniel A. Burkhardt                       Harvey I. Klein
Director                                  Director

Robert F. Caldwell                        William March
Executive Vice President and Director     Director

Marcia M. Chmielewski                     Edith A. Stotler
Principal Financial and Accounting        Director
Officer, Vice President, Treasurer and
Controller

John T. Ferris                            Robert J. Thomson
Director                                  Director

Michael O. Frazer                         John W. Wirtz
Director                                  Director